UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 8, 2012

EXCEL TRUST, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-34698	27-1493212
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

17140 Bernardo Center Drive, Suite 300

San Diego, California 92128

(Address of Principal Executive Offices, Including Zip Code)

(858) 613-1800

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

This discussion is a supplement to, and is intended to be read together with, the discussion under the heading “Material United States Federal Income Tax Considerations” included in our Registration Statements on Form S-3 (File Nos. 333-174020, 333-174022, 333-174023 and 333-181399), which we refer to as the Registration Statements. This summary is for general information only and is not tax advice.

The following discussion supersedes, in its entirety, the discussions under the headings “United States Federal Income Tax Considerations for Holders of Our Capital Stock — Taxable U.S. Holders Generally — Foreign Accounts,” “United States Federal Income Tax Considerations for Holders of Our Capital Stock — Taxation of Non-U.S. Holders — Foreign Accounts” and “Foreign Accounts” in the Registration Statements:

Withholding taxes may apply to certain types of payments made to “foreign financial institutions” (as defined in the Code) and certain other non-U.S. entities (including payments to U.S. holders who hold shares of our stock through such a foreign financial institution or non-U.S. entity). Specifically, a 30% withholding tax may be imposed on dividends and interest on, and gross proceeds from the sale or other disposition of, our capital stock or debt securities paid to a foreign financial institution or to a non-financial foreign entity, unless (1) the foreign financial institution undertakes certain diligence and reporting, (2) the non-financial foreign entity either certifies it does not have any substantial United States owners or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in clause (1) above, it must enter into an agreement with the United States Treasury requiring, among other things, that it undertake to identify accounts held by certain United States persons or United States-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to non-compliant foreign financial institutions and certain other account holders.

Although these rules currently apply to applicable payments made after December 31, 2012 (other than payments made on certain debt securities discussed below), Proposed Treasury Regulations and subsequent IRS guidance provide that the withholding provisions described above will generally apply to payments of dividends or distributions on our common stock or interest made on or after January 1, 2014 and to payments of gross proceeds from a sale or other disposition of our common stock or debt securities on or after January 1, 2017. Because we may not know the extent to which a distribution is a dividend for U.S. federal income tax purposes at the time it is made, for purposes of these withholding rules we may treat the entire distribution as a dividend. In addition, although these rules currently would not apply to debt securities outstanding on March 18, 2012, the Proposed Treasury Regulations extend the date of their initial application and indicate that this withholding tax would not apply to debt securities outstanding on January 1, 2013.

The guidance described above will not be effective until it is reflected in final Treasury Regulations. Prospective investors should consult their tax advisors regarding these withholding provisions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 8, 2012	Excel Trust, Inc.

	By:	/s/ James Y. Nakagawa
James Y. Nakagawa
Chief Financial Officer